Exhibit 10.1
SETTLEMENT AGREEMENT
THIS SETTLEMENT AGREEMENT (“Agreement”) is entered into between Preproduction Plastics, Inc. (“Preproduction” or “Plaintiff”), on the one hand, and T3 Motion, Inc. (“T3”) and Ki Nam (“Nam”) (T3, Nam and Jason Kim (“Kim”) collectively shall be referred to as “Defendants”), on the other hand (Plaintiff and Defendants are sometimes collectively referred to herein as the “Parties” and each, at times, a “Party”). This Agreement is made as of July 29, 2010 (the “Agreement Date”).
1. Recitals
     1.1 WHEREAS, Plaintiff filed a complaint for breach of contract, et al., in the Superior Court of California, Orange County (the “Court”), designated Case No. 30-2009-00125358-CU-BC-CJC, against Defendants (the “Lawsuit”); and
     1.2 WHEREAS, the Parties have determined that it is in their respective best interests to avoid further expense and resolve the dispute between them.
     NOW THEREFORE, in consideration for the promises contained herein, the adequacy of which is expressly acknowledged by the Parties, the Parties agree as follows:
2. Payment
     2.1 T3 shall pay to Preproduction the sum of Four Hundred Ninety-Three Thousand and Four Hundred Sixty-Eight Dollars and Twenty-Four Cents ($493,468.24) (consisting of the principal sum of $470,598.53, attorneys’ fees of $22,120.00, and costs of $749.71), with 4% interest on the unpaid portion thereof accruing from the Agreement Date, in accordance with the instructions set forth in Section 2.2 below and according to the following schedule:
          (a) $50,000.00 (Fifty Thousand Dollars) upon delivery of the fully-executed Agreement to Preproduction’s counsel; and
          (b) $50,000 (Fifty Thousand Dollars) in consecutive monthly installments, with the first installment beginning on September 1, 2010, plus accrued interest thereon at the rate of six percent (4%) per annum, until the Judgment Amount (defined in Section 3.2 below) is paid in full, all in accordance with the schedule attached hereto as Exhibit A.
     2.2 The payments due by Defendants, pursuant to Section 2.1 above, shall be deemed paid when sent to Preproduction and shall be sent to:
Preproduction Plastics, Inc.
Attn: Neal Singh
210 Teller Street
Corona, California 92879-1886

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3. Stipulated Judgment/Default
     3.1 Contemporaneously with the execution and delivery of this Agreement to Preproduction, T3 and Nam shall deliver an original executed Stipulation for Entry of Judgment in the form attached hereto as Exhibit B (the “Judgment Stipulation”). T3 and Nam represent that Kim does not have an equity or ownership interest in T3 and no longer is an employee of T3. Based on this representation, Preproduction agrees that Kim does not need to be a party to the Judgment Stipulation.
     3.2 In the event that Defendants fail to make any payment due under and in accordance with Section 2 above, and such default remains uncured for fourteen (14) calendar days from the date Preproduction sends written notice of default in accordance with Section 11 below, then Preproduction shall be entitled to file the Judgment Stipulation so that Judgment may be entered against T3 and Nam, jointly and severally, in the sum of Four Hundred Ninety-Three Thousand and Four Hundred Sixty-Eight Dollars and Twenty-Four Cents ($493,468.24), plus any outstanding interest, less any amounts paid hereunder (the “Judgment Amount”).
     3.3 The Parties understand and agree that this Agreement was entered into in the context of settlement discussions and is fully enforceable, including without limitation, pursuant to California Code of Civil Procedure § 664.6. The Parties agree not to challenge this Agreement as illegal, invalid, or unenforceable.
4. Joint Release of T3, Nam, Kim and Preproduction
     4.1 Immediately upon the execution of this Agreement, except as to the rights, liabilities and obligations arising out of this Agreement, Preproduction, on behalf of itself and its respective predecessors, successors, assigns, affiliates, insurers and any and all present and former employees, attorneys, agents, or persons, corporations, representatives and other entities connected therewith (collectively, the “Preproduction Releasors”), hereby fully and forever compromises, settles, releases, acquits, and discharges T3, Nam and Kim, and their predecessors, successors, subsidiaries, assigns, affiliates, insurers and any and all present and former employees, attorneys, agents, officers, directors or persons, corporations, representatives and other entities connected therewith (collectively, the “T3 Releasees”), from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions, causes of actions (whether at law and/or in equity) and obligations of every nature whatsoever, whether now known, unknown, asserted, unasserted, foreseen, unforeseen, contingent, actual, liquidated or unliquidated between the Preproduction Releasors, and/or any of them, and the T3 Releasees, and/or any of them, which arise from or relate to any actions which the T3 Releasees, and/or any of them, have taken, may have taken, omitted and/or may have omitted to take prior to the date this Agreement was executed including, without limitation, any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions, causes of actions (whether at law and/or in equity) and obligations of every nature whatsoever, whether now known, unknown, asserted, unasserted, foreseen, unforeseen, contingent, actual, liquidated or unliquidated related to or arising out of the Lawsuit.

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     4.2 Immediately upon the execution of this Agreement, except as to the rights, liabilities and obligations arising out of this Agreement, T3, Nam and Kim, on behalf of themselves and their respective predecessors, successors, assigns, affiliates, insurers and any and all present and former employees, attorneys, agents, or persons, corporations, representatives and other entities connected therewith (collectively, the “T3 Releasors”), hereby fully and forever compromise, settle, release, acquit, and discharge Preproduction and its predecessors, successors, subsidiaries, assigns, affiliates, insurers and any and all present and former employees, attorneys, agents, officers, directors or persons, corporations, representatives and other entities connected therewith (collectively, the “Preproduction Releasees”), from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions, causes of actions (whether at law and/or in equity) and obligations of every nature whatsoever, whether now known, unknown, asserted, unasserted, foreseen, unforeseen, contingent, actual, liquidated or unliquidated between the T3 Releasors, and/or any of them, and the Preproduction Releasees, and/or any of them, which arise from or relate to any actions which the Preproduction Releasees, and/or any of them, have taken, may have taken, omitted and/or may have omitted to take prior to the date this Agreement was executed including, without limitation, any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions, causes of actions (whether at law and/or in equity) and obligations of every nature whatsoever, whether now known, unknown, asserted, unasserted, foreseen, unforeseen, contingent, actual, liquidated or unliquidated related to or arising out of the Lawsuit.
     4.3 The Parties have been informed by their respective attorneys and advisors or have had the opportunity to consult with an attorney or advisor, about California Civil Code § 1542, and the parties acknowledge that they are familiar with and hereby expressly waive the provisions of § 1542 of the California Civil Code, and any similar statute, code, lave or regulation of any state in the United States to the fullest extent that they may waive such rights and benefits. Section 1542 of the California Civil Code provides:
1542. CERTAIN CLAIMS NOT AFFECTED BY A GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
5. No Admission of Liability
     5.1 This Agreement is entered into solely for the purpose of settling disputed claims and defenses, and to avoid the expense and uncertainties of litigation. This Agreement, and the provisions provided herein, do not constitute an admission by any party hereto of the merit or lack thereof of any party’s claims or defenses. Further, the Parties do not admit fault or liability of any kind, all of which is denied and contested. Neither this Agreement nor any of its terms is admissible in any proceeding, except a proceeding to interpret or enforce its terms.

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6. Controlling Law
     6.1 This Agreement shall be construed in accordance with, and be governed and enforced by, the laws of the State of California.
7. Attorneys’ Fees, Costs and Expenses
     7.1 Pursuant to California Civil Code Section 1717, in the event that any Party should default under this Agreement and/or in the event that legal or other action is required to enforce any Party’s rights under this Agreement, then the Party in default shall pay the Party forced to enforce its rights hereunder for the reasonable attorneys’ fees and other related costs and expenses incurred in connection with the enforcement of this Agreement.
8. Binding Authority
     8.1 Each of the Parties represent that they are fully authorized to enter into this Agreement, and that no subsequent authority, approval or ratification by any other entity(ies) or person(s) is (are) needed or required.
9. Representation by Counsel and Acknowledgment of Contents
     9.1 The Parties acknowledge that they are represented by counsel of their choice, and that they have read the terms of this Agreement and fully understand same. The Parties are satisfied with the contents and effect of this Agreement, and have entered into this Agreement of their own free will.
10. Counterparts and Facsimile Copies
     10.1 This Agreement may be executed in counterpart, each of which will be deemed to be an original copy of this Agreement and when taken together, will be deemed to constitute one and the same Agreement. Facsimile signatures or scanned .pdf signature pages shall be deemed acceptable to bind the parties to the terms and conditions of this Agreement. The Parties shall exchange original signature pages promptly after exchanging any facsimile or scanned .pdf signature pages; however, the failure to exchange such original signature pages after exchanging any facsimile or scanned.pdf signature pages shall not affect the enforceability of this Agreement.
11. Notices
     11.1 All notices required under this Agreement shall be sent via facsimile and by overnight delivery via a nationally recognized overnight delivery service to the following:
If to Plaintiff:
Preproduction Plastics, Inc.
Attn: Neal Singh
210 North Teller Street
Corona, California 92879-1886
Phone: (951) 340-9680
Facsimile: (951) 340-1048

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If to T3 or to Nam:
T3 Motion, Inc.
Attention: Ki Nam
Chief Executive Officer
2990 Airway Avenue
Costa Mesa, California 92626
Phone: (714) 619-3600
Facsimile: (714) 619-3616
with a copy to:
Albert T. Liou, Esq.
Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Phone: (310) 208-1182
Facsimile: (310) 208-1154
     11.2 Notices sent in accordance with this Section 11 shall be effective when sent and deemed sufficient for all purposes under this Agreement.
12. Enforceability and Severability
     12.1 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any of the parties hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of this Agreement as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
13. No Modification Except in Writing
     13.1 This Agreement may not be modified, altered, changed or amended except in writing and signed by a duly authorized agent of each of the parties to this Agreement, namely Preproduction, T3 and Nam.

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14. Final Agreement
     14.1 This Agreement supersedes any and all prior agreements, representations, and understandings, whether in writing or verbal, between or among the Parties, and constitutes the entire agreement between the Parties with respect to the subject matter herein.
15. No Waiver.
     15.1 Plaintiff’s failure to insist on compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.
16. Further Instruments
     16.1 The Parties shall execute any and all instruments reasonably requested to effectuate the obligations contained in this Agreement.
17. Parties Bound/Assignment
     17.1 This Agreement is binding upon and shall inure to the benefit of all Parties, and their respective agents, heirs, administrators, successors, assigns, and executors.
18. Draftsmanship
     18.1 The Parties acknowledge that each of them participated in the drafting of this Agreement and, therefore, the terms of this Agreement may not be construed in favor of one of the Parties as against the other of the Parties. In addition, the headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. The gender and number used in this Agreement are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.
AGREED AND ACCEPTED:

Dated: July 29, 2010	PREPRODUCTION PLASTICS, INC., a California corporation
	By:	/s/ Koby Loosen
		Name:	Koby Loosen
		Title:	President

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Dated: July 29, 2010	T3 MOTION, INC., a Delaware Corporation
	By:	/s/ Ki Nam
		Name:	Ki Nam
		Title:	President

Dated: July 29, 2010	KI NAM
/s/ Ki Nam

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